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                                   EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP



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                                       October 21, 1996

Legacy Software, Inc.
5340 Alla Road
Los Angeles, CA  90066

                  Re:      Registration Statement for Offering of
                           an aggregate of 671,800 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 521,800 shares of the Common Stock of Legacy Software, Inc. (the "Company") under the Company's 1995 Stock Option/Stock Issuance Plan and (ii) 150,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
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                                       BROBECK, PHLEGER & HARRISON LLP